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                                                                   EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Concord Camera Corp.
Hollywood, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-42552 and on the Forms S-8 listed below of Concord Camera Corp. of our report dated September 29, 2005, except for paragraph 5 of our report, which is dated December 14, 2005, relating to the consolidated financial statements and financial statement schedule, and our report dated December 14, 2005 with respect to the effectiveness of Concord Camera Corp.'s internal control over financial reporting which appears in this Form 10-K/A Amendment No. 1.

                   Pertaining to the
                   Concord Camera
Form S-8 No.       Stock Option Plan for:
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333-80767          Concord Camera Corp. Incentive Plan
333-80705          Urs W. Stampfli
333-74754          Concord Camera Corp. Incentive Plan
333-31208          Harry Dodds
333-31204          Dominic Lai
333-31202          Erwin Scholz
333-81726          Gerald J. Angeli
333-81746          Joseph Flynn
333-81758          Elizabeth Jheeta
333-81766          Patrick Lam Chi Kong
333-81762          Rita Occhionero
333-81760          Alberto Pineres
333-81724          Ralph Sutcliffe
333-102976         Jy Chi George Yu
333-102981         Concord Camera Corp. 2002 Incentive Plan for New Recruits
333-102978         Concord Camera Corp. 2002 Incentive Plan for Non-Officer
                     Employees, New Recruits and Consultants



                                    /s/ BDO Seidman, LLP
                                    -------------------------------------------
                                    Certified Public Accountants

Miami, Florida
December 14, 2005